      As filed with the Securities and Exchange Commission on September 28, 2001
                                                       Registration No. 33-37835
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                             ---------------------

                                  FORM S-3/A
                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933
                             ---------------------

                         Fulton Financial Corporation
                         ----------------------------
            (Exact name of Registrant as specified in its charter)

              Pennsylvania                                     23-2195389
              ------------                                     ----------
     (State or other jurisdiction of                         (I.R.S. Employer
      incorporation or organization)                        Identification No.)

                                                                Rufus A. Fulton, Jr.
                                                        Chairman and Chief Executive Officer
                 One Penn Square                                   One Penn Square
          Lancaster, Pennsylvania 17604                     Lancaster, Pennsylvania 17604
                  (717) 291-2411                                    717-291-2411
                  --------------                                    ------------
   (Address, including zip code, and telephone    (Name, address, including zip code, and telephone
         number, including area code, of         number, including area code, of agent for service)
    Registrant's principal executive offices)


                                With Copies To:
                               Paul G. Mattaini
                      Barley, Snyder, Senft & Cohen, LLC
                             126 East King Street
                           Lancaster, PA 17602-2893

         Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. X
     ---
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

         If this form is filed to register additional securities for an offering pursuant to rule 462(b) under the securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering.

         If delivery of the prospectus is expected to be made pursuant to rule 434, please check the following box.

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================

Title of Each Class of            Amount to be       Proposed Maximum Offering    Proposed Maximum Aggregate     Amount of
Securities to be Registered       Registered         Price Per Share (1)          Offering Price (1)             Registration Fee
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, $2.50 par value     1,000,000 shares             $ 21.50                   $21,500,000.00              $ 5,375.00
====================================================================================================================================


         (1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c). Based upon the average of the high and low price, as reported by NASDAQ, as of September 20, 2001.

--------------------------------------------------------------------------------
                                   PROSPECTUS
--------------------------------------------------------------------------------

                         FULTON FINANCIAL CORPORATION

                 Dividend Reinvestment And Stock Purchase Plan

                        ------------------------------

                       1,000,000 Shares of Common Stock

                                $2.50 Par Value

                        ------------------------------


              INFORMATION CONCERNING FULTON FINANCIAL CORPORATION
               AND DESCRIPTION OF FULTON FINANCIAL COMMON STOCK

General
-------

         Fulton Financial Corporation is a Pennsylvania business corporation and a registered financial holding company that maintains its headquarters in Lancaster, Pennsylvania. As a financial holding company, Fulton Financial engages in general commercial and retail banking and trust business, and also in related financial businesses, through its eighteen directly-held bank and nonbank subsidiaries. Fulton Financial's bank subsidiaries currently operate 196 banking offices in Pennsylvania, Maryland, Delaware, and New Jersey. As of June 30, 2001, Fulton Financial had consolidated total assets of approximately $7.7 billion when restated to reflect the pooling-of-interests business combination with Drovers Bancshares Corporation which occurred on July 1, 2001.

         The principal assets of Fulton Financial are its eleven wholly-owned bank subsidiaries:

         . Fulton Bank, a Pennsylvania bank and trust company which is not a member of the Federal Reserve System;

         . Lebanon Valley Farmers Bank, a Pennsylvania bank and trust company which is a member of the Federal Reserve System;

         . Swineford National Bank, a national banking association which is a member of the Federal Reserve System;

         . Lafayette Ambassador Bank, a Pennsylvania bank and trust company which is a member of the Federal Reserve System;

         . FNB Bank, National Association, a national banking association which is a member of the Federal Reserve System;

         . Hagerstown Trust Company, a Maryland trust company which is not a member of the Federal Reserve System;

         . Delaware National Bank, a national banking association which is a member of the Federal Reserve System;

         . The Bank of Gloucester County, a New Jersey bank which is not a member of the Federal Reserve System;

         . Woodstown National Bank, a national banking association which is a member of the Federal Reserve System;

         . The Peoples Bank of Elkton, a Maryland bank which is not a member of the Federal Reserve System; and

         . Skylands Community Bank, a New Jersey bank which is not a member of the Federal Reserve System.

         In addition, Fulton Financial has eight wholly-owned nonbank direct subsidiaries:

         . Fulton Financial Realty Company, which holds title to or leases certain properties on which Fulton Bank maintains branch offices or other facilities;

         . Fulton Life Insurance Company, which engages in the business of reinsuring credit life, accident and health insurance that is directly related to extensions of credit by Fulton Financial's bank subsidiaries;

         . Central Pennsylvania Financial Corp., which owns certain non-banking subsidiaries holding interests in real estate and certain limited partnership interests in partnerships invested in low and moderate income housing projects;

         . FFC Management, Inc., which owns certain securities and corporate owned life insurance policies;

         . Fulton Financial Advisors, National Association, a limited purpose national banking association with trust powers;

         . Dearden, Maguire, Weaver and Barrett, Inc., an investment management and advisory firm;

         .    Fulton Insurance Services Group, Inc., an insurance agency; and

         . Drovers Capital Trust I, which owns junior subordinated deferrable debentures due from Fulton Financial and has issued preferred securities to investors secured by the debentures.

         As a registered bank holding company, Fulton Financial is subject to regulation under the federal Bank Holding Company Act of 1956, as amended, and the rules adopted by the Board of Governors of the Federal Reserve System ("Federal Reserve Board") thereunder. Under applicable Federal Reserve Board policies, a bank holding company such as Fulton Financial is expected to act as a source of financial strength for each of its subsidiary banks and to commit resources to support each subsidiary bank in circumstances when it might not do so absent such a policy. Any capital loans made by a bank holding company to any of its subsidiary banks would be subordinate in right of payment to the claims of depositors and certain other creditors of such subsidiary banks.

         The principal executive offices of Fulton Financial are located at One Penn Square, P.0. Box 4887, Lancaster, Pennsylvania 17604, and its telephone number is (717) 291-2411.

Description of Common Stock
---------------------------

         The description of Fulton Financial's Common Stock is incorporated herein by reference to Fulton Financial's Form 8-A, as amended; see "Where To Find More Information" and "Incorporation of Certain Documents by Reference."

                         FULTON FINANCIAL CORPORATION
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

         The following is a question and answer statement of the provisions of the Fulton Financial Corporation Dividend Reinvestment and Stock Purchase Plan.

Purpose
-------

1.       What is the purpose of the plan?

         The purpose of the plan is to provide shareholders of the $2.50 par value common stock of Fulton Financial Corporation with a convenient and economical method of investing cash dividends and optional cash payments in additional shares of Fulton Financial common stock. To the extent that the shares are purchased directly from Fulton Financial under the plan, Fulton Financial will receive additional funds for its general corporate purposes.

Advantages
----------

2.       What are the advantages of the plan?

         Participation in the plan offers a number of advantages:

         a. The plan provides shareholders of Fulton Financial with the opportunity to reinvest their dividends automatically in additional shares of common stock.

         b. Participants' funds will be fully utilized through the crediting of fractional shares to their accounts under the plan.

         c. Participants may acquire additional shares of Fulton Financial common stock by making optional cash payments.

         d. Participants will receive periodic statements of all transactions for their accounts under the plan.

Administration
--------------

3.       Who administers the plan for participants?

         Fulton Financial Advisors, National Association, a wholly owned subsidiary of Fulton Financial, will administer the plan as agent for the participants, and in such capacity will send periodic statements of account to participants and perform other administrative duties relating to the plan. Shares purchased for a participant under the plan will be held by Fulton Financial Advisors and registered in the name of Fulton Financial Advisors or its nominee.

         Any notices, questions or other communications relating to the plan should include the participant's account number and should be addressed to:

                  Fulton Financial Advisors
                  Dividend Reinvestment Department
                  P.O. Box 3215
                  Lancaster, PA  17604-3215

Participants who have questions regarding the plan may also contact Fulton Financial Advisors by telephoning 1-800-626-0255.

Participation
-------------

4.       Who is eligible to participate in the plan?

         All record holders of common stock of Fulton Financial are eligible to participate in the plan; however, Fulton Financial reserves the right to deny participation to a shareholder who resides in a state which requires registration, qualification or exemption of the common stock to be issued under the plan or registration or qualification of Fulton Financial or any of its officers or employees as a broker, dealer, salesman or agent, if such registration, qualification or exemption would be unduly burdensome or expensive for Fulton Financial. Beneficial owners whose shares are registered in the name of a nominee, such as a brokerage firm or securities depository, may not participate in the plan, unless such shares are transferred into the name of the beneficial owner.

5.       How does an eligible shareholder become a participant in the plan?

         Any eligible shareholder may join the plan at any time by completing and signing the authorization form included with the prospectus and returning it to Fulton Financial. Additional authorization forms may be obtained at any time from Fulton Financial. An authorization form must be received at least two (2) business days before a dividend record date for dividends to begin to be reinvested upon payment of that dividend.

6. Must a shareholder authorize dividend reinvestment on a minimum number of shares?

         No, there is no minimum number of shares required for participation in the plan.

7. May a shareholder participate in the plan with less than all of his or her shares?

         Yes, a shareholder may participate in the plan with respect to all or any portion of his or her shares. A shareholder who wishes to participate with a portion of his or her shares may elect to: (i) have the dividends reinvested on a fixed percentage of shares, (ii) have the dividends reinvested on a fixed number of shares, or (iii) have a fixed dollar amount of cash dividends reinvested.

8. May a shareholder deposit shares registered in his or her name with the plan?

         There is no requirement that participants deposit the shares registered in their names in the plan; however, participants may deposit currently held certificates for shares of Fulton Financial common stock with Fulton Financial Advisors for safekeeping. To do so, a participant should send the stock certificates, properly endorsed on the reverse side, to Fulton Financial Advisors with a letter of instructions requesting that the shares be added to the participant's dividend reinvestment account and the dividends thereon be reinvested in accordance with the plan.

Optional Cash Payments
----------------------

9.       Who is eligible to make optional cash payments?

         Only participants who have elected to have dividends reinvested under the plan may make optional cash payments, which will be used for the purchase of additional shares of Fulton Financial common stock in accordance with the plan.

10.      What are the limits on optional cash payments?

         Participants may make optional cash payments as often as once a month. The minimum optional cash payment is $25.00 per month, and the maximum optional cash payment is $5,000.00 per month. The same amount of optional cash payments need not be made each month, and there is no obligation to make optional cash payments after a participant is enrolled in the plan.

11.      How are optional cash payments made?

         Participants who wish to make an optional cash payment should forward a check or money order payable to Fulton Financial Advisors for the amount of the optional cash payment, with an authorization form when enrolling, or thereafter, with the payment form attached to each statement of account. Optional cash payments must be received by Fulton Financial Advisors at least five (5) business days before the applicable investment date to be invested for that month. No interest will be paid on optional cash payments held by Fulton Financial Advisors. Participants may request that optional cash payments be returned to them prior to investment, provided that the request is received by Fulton Financial Advisors at least five (5) business days before the next applicable investment date.

Purchases
---------

12.      How are shares of common stock acquired under the plan?

         Fulton Financial Advisors, as the plan agent, will pool all of the reinvested dividends and optional cash payments to purchase shares of Fulton Financial common stock for the accounts of the plan's participants. Each participant's account will be credited with a pro rata share (computed to four decimal places) of such purchased shares. Fulton Financial Advisors will purchase shares either directly from Fulton Financial or on the open market, or by a combination of the foregoing, at the direction of Fulton Financial. Shares purchased from Fulton Financial may be authorized but unissued shares or treasury shares.

13.      When will shares of common stock be purchased under the plan?

         Purchases of shares of common stock from Fulton Financial will be made as of the investment date, which will be the dividend payment date during a month in which a dividend is paid, and in any other month will be the fifteenth day of such month. If, however, the investment date falls on a date that is not a trading day, the next trading day will be the investment date. Purchases of shares of common stock on the open market will be made as soon as reasonably possible after the applicable investment date, but not more than thirty (30) days after such date.

14.      What will be the price of stock purchased under the plan?

         For shares of common stock purchased directly from Fulton Financial by Fulton Financial Advisors, the purchase price will be the fair market value of the stock as of the applicable investment date. During the time that Fulton Financial common stock is listed on the NASDAQ National Market System, the fair market value will be the average of the highest and lowest trading price for the stock on the applicable investment date. For purchases of shares of common stock on the open market, the purchase price will be the average of the prices actually paid for the shares (including brokerage commissions, if any) at the time such purchases are made.

15.      How many shares will be purchased for participants?

         The number of shares that will be purchased for each participant will depend on the amount of dividends to be reinvested for the participant and the optional cash payments, if any, received from the participant.

16. Will dividends on shares in participants' accounts be used to purchase shares?

         Yes, dividends subsequently paid on shares that have been purchased under the plan will also be used to purchase Fulton Financial common stock, thereby compounding each participant's investment. Fractional shares held under the plan for a participant's account will receive dividends in the same way as a whole share, but in proportion to the size of the fractional share.

17. Are there any expenses to participants in connection with purchases under the plan?

         Fulton Financial will pay all costs of administration of the plan. No brokerage fees will be charged to participants in connection with the purchase of stock from Fulton Financial, but participants will be charged the actual cost (including any brokerage commissions, if any) of all shares purchased on the open market.

Reports to Participants
-----------------------

18.      What reports will be sent to participants in the plan?

         Each participant will receive periodic statements of account showing the amount of dividends and optional cash payments, if any, invested; the taxes withheld, if any; the net amount invested; the number of shares purchased; the price per share; and the total number of shares accumulated under the plan. These statements are records of the participant's transactions under the plan and should be retained for income tax purposes. In addition, each participant will continue to receive copies of the same communications sent to all other holders of Fulton Financial common stock, including quarterly reports and annual reports to shareholders, a notice of the annual meeting and proxy statement, and Internal Revenue Service information for reporting dividend income received.

Voting Rights
-------------

19.      How will a participant's shares be voted at meetings of shareholders?

         For each meeting of shareholders of Fulton Financial, each participant in the plan will receive a proxy that will enable him or her to vote shares registered in his or her name as well as whole shares credited to his or her plan account. The shares held by the plan for the account of a participant who does not return a proxy will not be voted.

Federal Income Tax Information
------------------------------

20. What are the federal income tax consequences of participating in the plan?

         For federal income tax purposes, a participant in the plan will be treated as having received, on the dividend payment date, in addition to any tax withheld by Fulton Financial in connection with the dividend payment, a dividend in an amount equal to the number of shares of common stock of Fulton Financial acquired for the participant's account with reinvested dividends, multiplied by the price per share at which such shares were acquired, as reported on the periodic statement of account delivered to each participant. The per share tax basis of shares acquired by a participant under the plan, whether pursuant to reinvested dividends or optional cash payments, will be the price per share as reported on the periodic statement of account delivered to each participant after each applicable investment date.

         The holding period for shares acquired pursuant to the plan will begin on the day after the date the shares are acquired for a participant's account. In the case of any participant as to whom federal income tax withholding on dividends is required, and in the case of a foreign participant whose taxable income under the plan is subject to federal income tax withholding, dividends will be reinvested net of the amount of tax withheld under applicable law.

         A participant will not realize any taxable income upon receipt of certificates for whole shares credited to the participant's account, either upon the participant's withdrawal of those shares from the plan or upon termination of participation in the plan. A participant who sells or exchanges shares previously received from the plan, or who directs Fulton Financial Advisors to sell his or her plan shares, may, however, recognize gain or loss. A participant will recognize gain or loss upon the receipt of a cash payment for a fractional share credited to the participant's account upon termination of participation in the plan. The amount of gain or loss in either case will be the difference between the amount the participant receives for the shares or fractional share and the participant's tax basis in such shares or fractional share.

         The foregoing summary is based upon an interpretation of current federal income tax law; however, participants should consult their own tax advisors to determine particular tax consequences, including state tax consequences, which may result from participation in the plan, and any subsequent disposal of shares acquired pursuant to the plan.

Withdrawal of Shares from plan Accounts
---------------------------------------

21.      How may a participant withdraw shares purchased under the plan?

         A participant may withdraw all or a portion of the whole shares of common stock credited to his or her account by notifying Fulton Financial Advisors in writing to that effect and specifying in the notice the number of shares to be withdrawn. Certificates for whole shares of common stock so withdrawn will be registered in the name of the participant and issued to the participant. Certificates for fractional shares will not be issued under any circumstances. Any notice of withdrawal received less than five (5) business days prior to a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares credited to the participant's account.

         Dividends on shares withdrawn from a participant's account will continue to be reinvested unless the participant otherwise notifies Fulton Financial Advisors in writing. A participant who withdraws all of the whole and fractional shares from his or her account will be deemed to have terminated participation in the plan.

22.      May a participant elect to have the withdrawn shares sold?

         Yes, a participant may request Fulton Financial Advisors to sell the shares being withdrawn from his or her account under the plan. Participants should specify in their notice of withdrawal the number of shares to be sold. Fulton Financial Advisors will execute a sale order for such shares within fifteen (15) days of receipt of the notice, and will deliver to the participant a check for the proceeds of the sale, less any brokerage commissions, applicable withholding taxes and transfer taxes incurred in connection with the sale. Fulton Financial Advisors has the right to charge a service fee, which is currently set at $35.00, for selling shares on behalf of a participant. The service fee will also be deducted from the sale proceeds payable to the participant. A request for shares to be sold must be signed by all persons in whose name the account appears, with signatures guaranteed.

Termination of Participation
----------------------------

23.      How does a participant terminate participation in the plan?

         A participant may terminate his or her participation in the plan at any time by sending written notice to Fulton Financial Advisors. When a participant terminates his or her participation in the plan, Fulton Financial Advisors will deliver to the participant certificates for whole shares credited to the participant's account under the plan, a check representing any uninvested dividends and optional cash payments, and a check in lieu of the issuance of a fractional share, based on the then current market price for Fulton
Financial common stock.

24.      May a participant request shares to be sold?

         Yes, a participant who is terminating participation in the plan may request in writing that all of the shares in his or her account, both whole and fractional, be sold. Such a request must be signed by each person in whose name the plan account appears, with signatures guaranteed. If such a sale is requested, Fulton Financial Advisors will execute a sale order through a broker within fifteen (15) days after receiving the request. Fulton Financial Advisors will forward to the participant a check for the proceeds of the sale, less any brokerage commissions, applicable withholding taxes and transfer taxes incurred. Fulton Financial Advisors has the right to charge a service fee for selling shares on behalf of a participant. The service fee currently charged by Fulton Financial Advisors for selling shares on behalf of a participant is $35.00, which will also be deducted from the sale proceeds payable to the participant.

Certificates for Shares
-----------------------

25. Will certificates automatically be issued for shares purchased under the plan?

         No, certificates for shares purchased for a participant's account under the plan will not automatically be issued. However, a certificate will be issued if a participant withdraws shares from his or her account under the plan or terminates his or her participation in the plan, unless the participant requests such shares to be sold on his or her behalf by Fulton Financial Advisors.

26. In whose name will shares be registered when certificates are issued to participants?

         Certificates will be issued in the name or names that appear on the participant's account under the plan. If a participant requests a certificate to be registered in a name other than that shown on the account, the request must be signed by all persons in whose names the account appears.

Other Information
-----------------

27. May a participant pledge shares held under the plan or transfer rights under the plan?

         No, shares credited to a participant's account under the plan may not be pledged or assigned, nor may any rights under the plan be transferred, pledged or assigned, and any such purported pledge, assignment or transfer shall be void. A participant who wishes to pledge or assign his or her shares must withdraw such shares from the plan.

28. What happens if a participant sells or transfers all of the shares of common stock registered in his or her name?

         A participant who no longer has shares of Fulton Financial common stock registered in his or her name may continue to participate in the plan as long as Fulton Financial Advisors holds shares for the participant's account under the plan.

29. What happens if Fulton Financial declares a stock dividend or a stock split?

         If Fulton Financial declares a stock dividend or effects a stock split, any shares resulting from such stock dividend or stock split with respect to common stock in a participant's account will be credited to such account. In the event of any change in the common stock of Fulton Financial subject to the plan as a result of a stock split, reverse stock split, stock dividend or other similar transaction, the number of shares subject to the plan shall be appropriately adjusted.

30.      May the plan be modified or terminated?

         Fulton Financial reserves the right to suspend or terminate the plan at any time, or to make modifications to the plan. Participants will receive prior notice of any suspension, termination or material modification of the plan. Fulton Financial also reserves the right to terminate any shareholder's participation in the plan at any time. Fulton Financial may adopt rules and regulations at any time to facilitate the administration of the plan.

31. What are the responsibilities of Fulton Financial and Fulton Financial Advisors under the plan?

         Fulton Financial and Fulton Financial Advisors, in administering the plan, shall not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claims of liability (i) arising out of failure to terminate a participant's account upon such participant's death, and (ii) with respect to the prices at which shares are purchased or sold, the times when purchases or sales are made, the manner in which purchases or sales are made, the decision whether to purchase shares on the open market or from Fulton Financial, and fluctuations in the fair market value of the common stock.

                                USE OF PROCEEDS

         Fulton Financial is unable to predict the number of shares of common stock that will be purchased from it under the plan or the prices at which such shares will be purchased. The net proceeds to Fulton Financial from the sale of stock offered hereby will provide additional equity capital to Fulton Financial to support its growth and the growth of its subsidiaries.

                                    EXPERTS

         The consolidated financial statements in the Annual Report on Form 10-K of Fulton Financial incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                LEGAL OPINIONS

         Barley, Snyder, Senft & Cohen, LLC, 126 East King Street, Lancaster, Pennsylvania 17602, general counsel to Fulton Financial, will pass upon the validity of the common stock offered pursuant to the plan, certain tax matters in connection with the plan, and certain other legal matters.

                         WHERE TO FIND MORE INFORMATION

         Fulton Financial is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the SEC. Reports, proxy and information statements and other information filed by Fulton Financial can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street NW, Washington, D.C. 20549 and the SEC's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048, and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2551. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Copies of such material can also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street NW, Washington, D.C. 20549, at prescribed rates. Fulton Financial's common stock is listed for trading on the NASDAQ National Market. Reports, proxy and information statements, and other information concerning Fulton Financial may also be inspected at the offices of NASDAQ at 1735 K Street, N.W., Washington, D.C. 20006. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, like Fulton Financial, that file electronically with the SEC. The address of the SEC Web site is http.//www.sec.gov.

         Fulton Financial has filed with the SEC a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This document does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information with respect to Fulton Financial and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the SEC at the addresses set forth above or through the SEC Web site. Statements made in this document concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Some of the information that you may want to consider in deciding whether to purchase shares of common stock is not physically included in this document, but rather is "incorporated by reference" to documents that have been filed by Fulton Financial with the SEC. As permitted by the SEC, the following documents are incorporated in this document by reference (SEC file #1-3375):

         1. Fulton Financial's Annual Report on Form 10-K for the year ended December 31, 2000, filed March 20, 2001;

         2. Fulton Financial's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed May 14, 2001, and for the quarter ended June 30, 2001, filed August 14, 2001;

         3. Fulton Financial's Current Report on Form 8-K, filed January 4, 2001 and July 13, 2001; and

         4. The description of Fulton Financial common stock contained in Fulton Financial's registration statement on Form 8-A, dated July 3, 1989, and any amendment or reports filed for purposes of updating such description.

         All documents filed by Fulton Financial pursuant to Section 13, 14 or 15(d) of the Exchange Act after the date of this document and prior to the termination of the offering of the securities made by this document shall be deemed to be incorporated by reference in this document and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this document to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.

     Fulton Financial hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this document has been delivered, on the written or oral request of any such person, a copy of any and all of the documents referred to above that have been incorporated by reference in this reference to such documents. Written or telephone requests for such copies should be directed to George R. Barr, Jr., Secretary, One Penn Square,
        Lancaster, Pennsylvania 17602, telephone number (717) 291-2411.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.
          -------------------------------------------

         The following table sets forth the estimated expenses to be incurred by Fulton Financial Corporation in connection with the issuance and distribution of the shares being registered:

               Registration Fee                   $  5,375.00
               Printing Expenses                     1,800.00
                                                  -----------
               Miscellaneous Expenses                1,500.00
                                                  -----------

                                                  TOTAL    $ 8,675.00
                                                           ----------


Item 15. Indemnification of Directors and Officers.
         -----------------------------------------

         Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

         The bylaws of Fulton Financial provide for (1) indemnification of directors, officers, employees and agents of the registrant and its subsidiaries and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

         Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Fulton Financial.

Item 16. Exhibits.
         --------

         The following exhibits are filed as part of this Registration
Statement:


         Exhibit
         Number         Description
         -------        -----------
         4(i)           Articles of Incorporation of Fulton Financial
                        Corporation*

         4(ii)          Bylaws of Fulton Financial Corporation*

         4(iii)         Amended and Restated Rights Agreement dated
                        April 27, 1999**

         5              Opinion of Barley, Snyder, Senft & Cohen, LLC, re:
                        legality

         8              Opinion re: tax matters (contained in Exhibit 5)

         23(i)          Consent of Arthur Andersen LLP

         23(ii)          Consent of Barley, Snyder, Senft & Cohen, LLC
                        (contained in Exhibit 5)

         * Incorporated by reference to Exhibit 3 of the Fulton Financial Corporation Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

         ** Incorporated by reference to Fulton Financial Corporation's Form 8-K, Exhibit 4, filed May 6, 1999, as amended.

Item 17. Undertakings.
         ------------

         1.  The undersigned registrant hereby undertakes as follows:

                  (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (1)(A)(i) and (1)(A)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (B) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania on September 18, 2001.

                                         FULTON FINANCIAL CORPORATION

                                         By:  /s/ Rufus A. Fulton, Jr.
                                            ------------------------------------
                                         Rufus A. Fulton, Jr., Chairman and
                                         Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                   Capacity                        Date
                  ---------                                   --------                        ----
/s/ Jeffrey G. Albertson                                     Director                  September 18, 2001
-------------------------------------------
           (Jeffrey G. Albertson)

/s/ James P. Argires, M.D.                                    Director                 September 18, 2001
-------------------------------------------
          (James P. Argires, M.D.)

/s/ Donald W. Bowman, Jr.                                     Director                 September 18, 2001
-------------------------------------------
           (Donald W. Bowman, Jr.)
                                                        Senior Vice President
/s/ Beth Ann L. Chivinski                                  and Controller              September 18, 2001
-------------------------------------------             (Principal Accounting
           (Beth Ann L. Chivinski)                            Officer)

                                                              Director
-------------------------------------------
              (Harold D. Chubb)

/s/ William H. Clark, Jr.                                     Director                 September 18, 2001
-------------------------------------------
           (William H. Clark, Jr.)

/s/ Craig A. Dally                                            Director                 September 18, 2001
-------------------------------------------
              (Craig A. Dally)

/s/ Frederick B. Fichthorn                                    Director                 September 18, 2001
-------------------------------------------
          (Frederick B. Fichthorn)

                  Signature                                   Capacity                        Date
                  ---------                                   --------                        ----
/s/ Patrick J. Freer                                          Director                 September 18, 2001
-------------------------------------------
         (Patrick J. Freer)

                                                           Chairman, Chief
/s/ Rufus A. Fulton, Jr.                                Executive Officer and          September 18, 2001
-------------------------------------------                   Director
           (Rufus A. Fulton, Jr.)                       (Principal Executive
                                                              Officer)

/s/ Eugene H. Gardner                                         Director                 September 18, 2001
-------------------------------------------
             (Eugene H. Gardner)

/s/ Robert D. Garner                                          Director                 September 18, 2001
-------------------------------------------
             (Robert D. Garner)

/s/ Charles V. Henry, III                                     Director                 September 18, 2001
-------------------------------------------
           (Charles V. Henry, III)

/s/ J. Robert Hess                                            Director                 September 18, 2001
-------------------------------------------
              (J. Robert Hess)

/s/ George W. Hodges                                          Director                 September 18, 2001
-------------------------------------------
              (George W. Hodges)

                                                              Director
-------------------------------------------
            (Carolyn R. Holleran)

/s/ Clyde W. Horst                                            Director                 September 18, 2001
-------------------------------------------
              (Clyde W. Horst)

/s/ Samuel H. Jones, Jr.                                      Director                 September 18, 2001
-------------------------------------------
           (Samuel H. Jones, Jr.)

/s/ Donald W. Lesher, Jr.                                     Director                 September 18, 2001
-------------------------------------------
           (Donald W. Lesher, Jr.)

                  Signature                                   Capacity                        Date
                  ---------                                   --------                        ----
/s/ Joseph J. Mowad, M.D.                                    Director                  September 18, 2001
-------------------------------------------
            (Joseph J. Mowad, M.D.)
                                                        Senior Executive Vice
/s/ Charles J. Nugent                                    President and Chief           September 18, 2001
-------------------------------------------               Financial Officer
             (Charles J. Nugent)                        (Principal Financial
                                                             Officer)


/s/ Stuart H. Raub, Jr.                                      Director                  September 18, 2001
-------------------------------------------
            (Stuart H. Raub, Jr.)

/s/ Mary Ann Russell                                         Director                  September 18, 2001
-------------------------------------------
             (Mary Ann Russell)

                                                             Director
-------------------------------------------
               (John O. Shirk)

/s/ R. Scott Smith, Jr.                             President, Chief Operating         September 18, 2001
-------------------------------------------            Officer and Director
            (R. Scott Smith, Jr.)

/s/ James K. Sperry                                          Director                  September 18, 2001
-------------------------------------------
               (James K. Sperry)

/s/ Gary A. Stewart                                          Director                  September 18, 2001
-------------------------------------------
               (Gary A. Stewart)

/s/ Kenneth G. Stoudt                                        Director                  September 18, 2001
-------------------------------------------
             (Kenneth G. Stoudt)

                                 EXHIBIT INDEX

                               Required Exhibits
                               -----------------

         Number            Title
         ------            -----
         4(i)                                        Articles of Incorporation of Fulton Financial Corporation*

         4(ii)                                       Bylaws of Fulton Financial Corporation*

         4(iii)                                      Amended and Restated Rights Agreement dated April 27, 1999**

         5                                           Opinion of Barley, Snyder, Senft & Cohen, LLC re: legality

         8                                           Opinion re: tax matters (contained in Exhibit 5)

         23(i)                                       Consent of Arthur Andersen LLP

         23(ii)                                      Consent of Barley, Snyder, Senft & Cohen, LLC (contained in Exhibit 5)

         * Incorporated by reference to Exhibit 3 of the Fulton Financial Corporation Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

         ** Incorporated by reference to Fulton Financial Corporation's Form 8-K, Exhibit 4, filed May 6, 1999, as amended.